Exhibit 3.59

CHARTER
OF
EFS SERVICES, INC.

The undersigned acting as incorporator of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation:

ARTICLE 1

The name of the corporation is EFS Services, Inc.

ARTICLE 2

The name and complete address of the corporation’s initial registered agent and office located in the State of Tennessee is CT Corporation System, 530 Gay Street, Suite 600, County of Knox, Knoxville, Tennessee 37902.

ARTICLE 3

The number of shares of stock the corporation is authorized to issue is one thousand (1,000) shares of common stock having $0.01 par value per share.

ARTICLE 4

The name and street address of the incorporator are as follows:

C. Michael Norton
Wyatt, Tarrant & Combs
1500 Nashville City Center
Nashville, TN 37219-1750

ARTICLE 5

The complete address of the corporation’s principal office is 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38113.

ARTICLE 6

The corporation is for profit.

ARTICLE 7

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 48-18-304 of the Tennessee Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. If the Tennessee Business Corporation Act is amended after the filing of the Charter of which this Article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Tennessee, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this  16th day of June, 2000.

/s/ C. Michael Norton
C. Michael Norton

ARTICLES OF AMENDMENT

TO THE CHARTER

OF

EFS SERVICES, INC.

Pursuant to the provisions of Sections 48-20-101(a) and 48-20-106 of the Tennessee Business Corporation Act (the “Act”), the undersigned corporation hereby submits the following Articles of Amendment to its Articles of Incorporation:

1.                                       The name of the corporation is EFS Services, Inc.

2.                                       Paragraph No. 1 of the Charter of EFS Services, Inc., is hereby amended to provide as follows:

The name of the corporation is Concord Merchant Services, Inc.

3.                                       This Amendment was duly adopted by unanimous consent of the sole shareholder and Directors of the corporation in the manner required by the Act on May 28, 2003.

DATED this 28th day of May, 2003.

By:	/s/ Tanya M. Madison
Tanya M. Madison
Secretary

State of Tennessee

ARTICLES OF AMENDMENT
Department of State	TO THE CHARTER
Corporate Filings	(For-Profit)
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

CORPORATE CONTROL NUMBER (IF KNOWN)	0391243

PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

I. PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD:
Concord Merchant Services, Inc.

IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:
CTS, Inc.

2. PLEASE MARK THE BLOCK THAT APPLIES:

☐ AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.
☒ I AMENDMENT IS TO BE EFFECTIVE, February 27, 2004	(MONTH, DAY, YEAR)

(NOTTO BE LATER THAN THE 90TH DAYAFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING

3. PLEASE INSERT ANY CHANGES THAT APPLY:

A.	PRINCIPAL ADDRESS:
STREET ADDRESS

	CITY	STATE /COUNTY		ZIP CODE
B.	REGISTERED AGENT	Corporation Service Company
C.	REGISTEREDADDRESS:	2908 Poston Avenue
STREET ADDRESS
	Nashville	TN	37203
	CITY	STATE	ZIP CODE	COUNTY
D.	OTHER CHANGES:

4. THE CORPORATION IS FOR PROFIT.

5. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

6. THE AMENDMENT WAS DULY ADOPTED ON February 26, 2004				(MONTH DAY, YEAR)

BY (Please mark the block that applies):

☐ THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED.
☐ THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.
☒ THE SHAREHOLDERS.

Secretary	/s/ Michael T. Whealy
SIGNERS CAPACITY	SIGNATURE

February 26, 2004	Michael T. Whealy
DATE	NAME OF SIGNER (TYPED OR PRINTED)

SS-4421 (Rev. 10/01)	Filing Fee: $20.00	RDA 1678